From N-CSR Certification

The following certification is being provided in compliance with Rule 30a-2(a) under the Investment Company Act of 1940, as amended
(17 CFR 270.30a-2(a))

Investment Company Act File Number:	811-09189

Exact name of investment company as specified in registration statement: Zazove Convertible Securities Fund, Inc.

Address of principal executive office:
940 Southwood, Suite 200
Incline Village, NV 89451

CERTIFICATIONS
I, Steven M. Kleiman, certify that:

1. I have reviewed this report on Form N-CSR of Zazove Convertible Securities Fund, Inc. ("Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge,the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and changes in net assets of Registrant as of, and for, the periods presented in this report.


Date:  August 20, 2003

[/sig/ Steven M. Kleiman]
Name:  Steven M. Kleiman
Title: Secretary and Director
Title:  President and Director